UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BurgerFi International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 BurgerFi International, Inc. Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting to be held on July 13, 2023 For Stockholders of record as of May 15, 2023 This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review the proxy materials before voting. To view the proxy materials go to: www.proxydocs.com/BFI. To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BFI Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. View the proxy statement and annual report online or, if you want to receive a paper or e-mail copy of the proxy materials, you may request one prior to July 3, 2023. Unless requested, you will not otherwise receive a paper or email copy. There is no charge to you for requesting a copy. To order paper or an e-mail copy of materials for this and/or future stockholder meetings, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/BFI (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. BurgerFi International, Inc. Meeting Type: Annual Meeting of Stockholders Date: Thursday, July 13, 2023 Time: 10:00 AM, Eastern Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/BFI for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/BFI SEE REVERSE FOR FULL AGENDA

BurgerFi International, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect three Class A directors of the Company as Class A directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal; 1.01 David Heidecorn 1.02 Gregory Mann 1.03 Martha Stewart 2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year; and 3. To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.